EXHIBIT 10.03

ALLIANCE BERNSTEIN L.P.
2010 LONG TERM INCENTIVE PLAN

Effective as of July 1, 2010 and with Amendments through May 15, 2012

SECTION 1. Purpose.

The purpose of the AllianceBernstein L.P. 2010 Long Term Incentive Plan (the “Plan”) is to promote the interest of AllianceBernstein L.P. (together with any successor thereto, the “Partnership”) by (i) attracting and retaining talented officers, employees and directors of the Partnership and its Affiliates, (ii) motivating such officers, employees and directors by means of performance-related incentives to achieve longer-range business and operational goals, (iii) enabling such officers, employees and directors to participate in the long-term growth and financial success of the Partnership, and (iv) aligning the interests of such officers, employees and directors with those of AllianceBernstein Holding L.P (“Holding”) Unitholders.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Partnership and (ii) any entity in which the Partnership has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Restricted Unit, Phantom Restricted Unit or Other Unit-Based Award.

“Award Agreement” shall mean any written agreement, contract, offer letter or other instrument or document evidencing any Award.

“Board” shall mean the Board of Directors of the general partner of the Partnership.

“Cause” shall mean with respect to a Participant’s Termination of Employment, unless otherwise specified in the applicable Award Agreement, any of the following: (a) conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (i) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion; (ii) on a felony charge; or (iii) on a charge equivalent to any of the charges set forth in clauses (i) and (ii) in any jurisdiction that does not use such designations; (b) engaging in any conduct that constitutes an employment disqualification under applicable law (including any “statutory disqualification”, as defined under the Exchange Act); (c) failure to perform satisfactorily the duties associated with the Participant’s job function or to follow reasonable requests of his or her manager; (d) violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association to which the Partnership or any Affiliate is subject; (e) violation of any Partnership policy concerning confidential or proprietary information, or material violation of any other Partnership policy in effect from time to time; (f) engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Partnership or any Affiliate; or (g) engaging in any conduct detrimental to the Partnership or any Affiliate, including any activity deemed by management, the Committee or the Board to be competitive with the Partnership or any Affiliate. With respect to a Participant’s Termination of Directorship, unless otherwise specified in the applicable Award Agreement, “cause” shall mean an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“Closing Price” on any date shall mean the closing price for a Unit or, if no sale of a Unit occurred on such date, the closing price for a Unit on the most recent preceding date on which the sale of a Unit occurred, in either case as reported on the principal stock market or exchange on which the Units are quoted or traded on such date or, if the Units are not so quoted or traded on such date, in such manner as determined by the Committee in its sole discretion.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board as appointed from time to time by the Board, or another committee of the Board designated by the Board to administer the Plan.

“Eligible Employee” shall mean any employee of the Partnership or any Affiliate.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, unless otherwise required by any applicable provision of the Code, as of any date and except as provided below, (i) with respect to a Unit, the Closing Price for such Unit on such date, and (ii) with respect to any other property, the fair market value of such property as determined by the Board or the Committee in its sole discretion.

“Non-Management Director” shall mean a member of the Board who is (i) “independent” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual or other applicable law or applicable stock exchange rules, as determined by the Board in its business judgment, or (ii) a former executive or former employee of an affiliate of Holding (for this purpose only, “affiliate” includes any company or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Partnership).

“Option” shall mean an option granted under Section 6(a).

“Other Unit-Based Award” shall mean any right granted under Section 6(c).

“Participant” shall mean any Eligible Employee or Non-Management Director granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Restricted Unit” shall mean any Award granted under Section 6(b) as a Phantom Restricted Unit.

“Prior Plan” shall mean either of the Partnership’s (i) Amended and Restated 1997 Long Term Incentive Plan as amended and restated effective as of January 1, 2005 (as amended through November 28, 2007) or (ii) Century Club Plan.

“Restricted Unit” shall mean any Unit granted under Section 6(b) as a Restricted Unit.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by an entity or business acquired by the Partnership or any Affiliate, or with which the Partnership or any Affiliate combines.

“Termination” shall mean a Termination of Directorship or Termination of Employment, as applicable.

“Termination of Directorship” shall mean that a Participant has ceased to be a director of the Partnership; except that if the Participant becomes an Eligible Employee upon the termination of his or her directorship, unless otherwise determined by the Board or the Committee in its sole discretion, the Participant shall not experience a Termination until the Participant has a Termination of Employment.

“Termination of Employment” shall mean: (a) a termination of employment of a Participant from the Partnership and its Affiliates; or (b) an entity employing a Participant ceasing to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Partnership or another Affiliate at the time the entity ceases to be an Affiliate. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are adversely affected, may otherwise define Termination of Employment thereafter.

“Units” shall mean units representing assignments of beneficial ownership of limited partnership interests in Holding.

SECTION 3. Administration.

(a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, in addition to other express powers and authorizations conferred on the Committee by the Plan, and except as otherwise limited by the Board, the Committee shall have full power and authority to (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Employee or, subject to Section 3(b), a Non-Management Director; (iii) determine the number of Units to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of Awards, not inconsistent with the terms of the Plan; (v) determine whether, to what extent and under what circumstances Awards may be exercised, settled, canceled, forfeited or suspended and the method or methods by which Awards may be exercised, settled, canceled, forfeited or suspended; (vi) determine whether and under what circumstances Awards may be exercised for or settled in cash, Units and/or Restricted Units, (vii) determine whether, to what extent and under what circumstances cash, Units and/or Restricted Units payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, and in any event, in accordance with Section 409A of the Code; (viii) determine whether to require a Participant, as a condition of the granting of an Award, to not sell or otherwise dispose of Units acquired pursuant to the exercise or settlement of the Award for a period of time as determined by the Committee, in its sole discretion; (ix) determine the terms of any Award Agreement, including terms relating to retirement, forfeiture, termination, garden leave and restrictive covenants (such as non-competition, non-solicitation and non-disparagement); (x) determine whether an Option shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Partnership, in each case, in the event that the applicable Participant fails to adhere to the terms and conditions specified in the applicable Award Agreement; (xi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xiii) subject to the terms of the Plan and applicable law, delegate to one or more officers or managers of the Partnership or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by, individuals who receive Awards as part of recruitment, severance or retirement arrangements and/or Eligible Employees who are not executive officers or directors of the Partnership for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section; and (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Grants of Awards to Non-Management Directors. Notwithstanding the provisions of Section 3(a), grants of Awards to Non-Management Directors must be approved by the Board.

(c) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, and subject to Section 3(b), all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Partnership, any Affiliate, any Participant, any holder or beneficiary of any Award, any Unitholder and any Eligible Employee or any Non-Management Director.

(d) Guidelines. Subject to Section 8, the Committee shall have the authority to: (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; (ii) construe and interpret the terms and provisions of the Plan and any Award (and any agreements relating to the Plan or such Award); and (iii) otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3(d) shall materially reduce the rights of any Participant relating to any existing Award without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 under the Exchange Act, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith. Without limiting the generality of the foregoing, the Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions, including but not limited to otherwise defining Fair Market Value and Closing Price.

(e) Assistance of Employees and Advisors; Liability and Indemnification.

(i) The Committee may designate employees of the Partnership and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or other employees to execute agreements or other documents on behalf of the Committee.

(ii) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Partnership. The Committee, its members and any person designated pursuant to Section 3(e)(i) shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Partnership or member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

(iii) To the maximum extent permitted by applicable law and the amended and restated agreements of limited partnership of the Partnership and/or Holding (“Organizational Documents”), each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Partnership and Holding against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification such officer, member or former member may have under applicable law or under the Organizational Documents, the organizational documents of any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

SECTION 4. Units Available for Awards.

(a) Units Available.

(i) Subject to adjustment as provided in Sections 4(b) and (c), the number of Units with respect to which Awards may be granted under the Plan shall be 30 million, less one Unit for every one Unit that was subject to an award (including options) granted after the effective date of the Plan under either of the Prior Plans. Any Units that are subject to Awards (including Options) shall be counted against this limit as one Unit for each Unit granted.

(ii) If any Units covered by an Award granted under the Plan (other than Substitute Awards) or by an award granted after the effective date of the Plan under either of the Prior Plans, or to which such Award or award related, are forfeited, or if such Award or award terminates or is canceled without the delivery of Units, or is exercised for or settled in cash, then the Units covered by such Award or award, or to which such Award or award relates, or the number of Units otherwise counted against the aggregate number of Units with respect to which Awards may be granted, to the extent of any such forfeiture, termination, cancellation, or cash exercise or settlement, shall again become Units with respect to which Awards may be granted in accordance with this Section 4.

(b) Availability of Certain Units.

(i) In determining the number of Units available for Awards, if Units otherwise deliverable in respect of Awards under the Plan (other than Substitute Awards) or awards granted after the effective date of the Plan under either of the Prior Plans are withheld for payment of withholding taxes in respect of such Awards or awards, the number of Units so withheld shall be available for Awards under the Plan.

(ii) Units reacquired by the Partnership on the open market or otherwise also shall be available for Awards under the Plan, provided that the aggregate number of such reacquired Units the Partnership may use to make Awards under the Plan shall not exceed 30 million; and provided further that the Partnership may use up to 30 million additional such reacquired Units to make Awards under the Plan if and to the extent that Units with respect to which Awards may be granted under Section 4(a)(i) above have not been granted.

(iii) The Units available for Awards under the Plan shall also be available to exchange for units of limited partnership interest in the Partnership on a one-for-one basis if, and to the extent to which, the Partnership issues such units to Eligible Employees under the Partnership’s employee incentive compensation programs. Any Units that are so exchanged will be counted against the Unit limit under the Plan.

(iv) To avoid double-counting, any Units underlying Substitute Awards shall not be counted against the Units available for Awards under the Plan. Additionally, in the event that an entity acquired by the Partnership or an Affiliate, or with which the Partnership or an Affiliate combines, has securities available under a pre-existing plan approved by equity holders and not adopted in contemplation of such acquisition or combination, the securities available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of securities of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Units authorized for grant under the Plan; provided that Awards using such available securities shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent such acquisition or combination, and shall not be made to individuals who were employed by the Partnership or its Affiliates immediately before such acquisition or combination.

(c) Adjustments.

(i) In the event that any distribution (whether in the form of cash, limited partnership interests, other securities or other property), recapitalization (including, without limitation, any subdivision or combination of limited partnership interests), reorganization, consolidation, combination, repurchase, or exchange of limited partnership interests or other securities of the Partnership or Holding, issuance of warrants or other rights to purchase limited partnership interests or other securities of the Partnership or Holding, any incorporation (or other change in form) of the Partnership or Holding, or other similar transaction or event affects the Units such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust, as applicable, (A) the number of Units or other securities of the Partnership or Holding (or the number and kind of other securities or property) with respect to which Awards may be granted under Sections 4(a) and (b), (B) the number of Units or other securities of the Partnership or Holding (or the number and kind of other securities or property) subject to outstanding Awards, and (C) the exercise or purchase price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award. In the event of incorporation (or other change in form) of the Partnership or Holding, the Committee shall make such adjustments as it deems appropriate and equitable with respect to Options for the optionee to purchase stock in the resulting corporation in place of the Options. Any such adjustment or arrangement may provide for the elimination without compensation of any fractional Unit which might otherwise become subject to an Option, and shall be subject to Section 3(c).

(ii) In the event of (A) the consummation of any merger or consolidation of the Partnership or Holding in which the Partnership or Holding (as applicable) is not the continuing or surviving entity, (B) any transaction that results in the acquisition of all or substantially all of the outstanding Units by a single person or entity or by a group of persons and/or entities acting in concert, or (C) the sale or transfer of all or substantially all of the Partnership’s or Holding’s assets (each of the foregoing being referred to as an “Acquisition Event”), then the outstanding Awards held by each Participant shall be subject to the agreement with respect to such Acquisition Event, which agreement may, subject to the terms of the applicable Award Agreements and in accordance with Section 409A of the Code, provide for (i) the continuation or assumption of such Awards by the Partnership or Holding (or the successor or surviving entity); (ii) the substitution for such Awards by such successor or surviving entity with equity-based awards with substantially the same terms and economic value; (iii) the acceleration prior to the closing of such Acquisition Event of the vesting and exercisability of any such Awards that are Options or Other Unit-Based Awards that are scheduled to become exercisable by such Participant, and the expiration of such Awards to the extent not timely exercised by such Participant prior to such closing or such other earlier time determined by the Committee, after reasonable advance written notice thereof to such Participant; provided that any such exercise shall be contingent on the consummation of such Acquisition Event; and/or (iv) the cancellation of all or any portion of such Awards as of immediately prior to such Acquisition Event, in exchange for a cash payment on such terms and conditions as determined by the Committee, the amount of which may be zero in the case of any Option with an exercise price that exceeds the Fair Market Value of the Units subject to such Option.

SECTION 5. Eligibility.

All Eligible Employees and Non-Management Directors shall be eligible to be granted Awards and to be designated as Participants under the Plan. Awards and actual participation in the Plan shall be determined by the Committee (subject to Section 3(b)) or the Board in its sole discretion.

SECTION 6. Awards.

(a) Options.

(i) Grant. Subject to the terms of the Plan, the Committee shall (subject to Section 3(b)) have sole and complete authority to determine the Eligible Employees and Non-Management Directors to whom Options shall be granted and, with respect to each Option, the number of Units to be covered by such Option, the exercise price of such Option and the conditions and limitations applicable to the exercise of such Option.

(ii) Exercise Price. The exercise price of an Option shall be not less than the Fair Market Value of the Units subject to the Option on the date the Option is granted.

(iii) Exercise. The Committee shall specify in the applicable Award Agreement the rate at which an Option shall become initially exercisable. No Option shall be exercisable after the expiration of ten years from the date of grant. The right to exercise an Option shall be cumulative, so that to the extent that an Option is not exercised when it becomes initially exercisable, it shall be exercisable at any time thereafter until the expiration of the term of the Option. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(iv) Prohibition on Re-pricing. Other than pursuant to Section 4(c), in the absence of approval by the holders of Units, neither the Board nor the Committee shall be permitted to (A) lower the exercise price per Unit of an Option after it is granted, (B) cancel an Option when the exercise price per Unit exceeds the Fair Market Value of the underlying Units in exchange for cash or another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a re-pricing under the rules and regulations of the New York Stock Exchange or the applicable stock exchange upon which the Units are then listed.

(v) Termination by Death or Disability. Except as otherwise (A) provided in the applicable Award Agreement or (B) determined by the Committee at grant or (if no rights of the Participant are adversely affected) thereafter, if a Participant’s Termination is by reason of death or “disability” (as defined in the applicable Award Agreement), all Options that are held by such Participant (whether or not they have previously vested) at the time of such Termination may be exercised by such Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options; provided, however, that in the case of “disability”, if such Participant dies within such exercise period, all unexercised Options held by such Participant (whether or not they have previously vested) shall thereafter be exercisable for a minimum period of six months from the date of such death, but in no event beyond the expiration of the stated term of such Option.

(vi) Termination for Cause. Except as otherwise (A) provided in the applicable Award Agreement or (B) determined by the Committee at grant or (if no rights of the Participant are adversely affected) thereafter, if a Participant’s Termination is (i) for Cause or (ii) a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Options then held by such Participant (whether or not they have previously vested) shall thereupon terminate and expire as of the date of such Termination or, if earlier, the date of the Cause event. If a Participant’s service with the Partnership is suspended pending an investigation of whether such Participant shall be terminated for Cause, all of such Participant’s rights under any Option shall be suspended during the period of investigation.

(vii) Termination without Cause. Except as otherwise (A) provided in the applicable Award Agreement or (B) determined by the Committee at grant or (if no rights of the Participant are adversely affected) thereafter, if a Participant’s Termination is without Cause (other than by reason of death or “disability” or such Participant’s voluntary Termination), all Options held by such Participant that are vested and exercisable at the time of such Termination may be exercised by such Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(viii) Voluntary Termination. Except as otherwise (A) provided in the applicable Award Agreement or (B) determined by the Committee at grant or (if no rights of the Participant are adversely affected) thereafter, if a Participant’s Termination is by reason of such Participant’s voluntary Termination, all Options then held by such Participant (whether or not they have previously vested) shall terminate and expire as of the date of such Termination.

(ix) Unvested Options. Except as otherwise (A) provided in the applicable Award Agreement or in Section 6(a)(v) or (B) determined by the Committee at grant or (if no rights of the Participant are adversely affected) thereafter, Options that are not vested as of the date of a Participant’s Termination of Employment shall terminate and expire as of the date of such Termination.

(b) Restricted Units and Phantom Restricted Units.

(i) Grant. Subject to the terms of the Plan, the Committee shall (subject to Section 3(b)) have sole and complete authority to determine the Eligible Employees and Non-Management Directors to whom Restricted Units and Phantom Restricted Units shall be granted, the number of Restricted Units and/or Phantom Restricted Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Units and/or Phantom Restricted Units vest, are distributed and may be forfeited to the Partnership, and the other terms and conditions of such Awards. Except for restrictions applicable to non-routine Awards (e.g., Awards for recruitment, severance or retirement) and Substitute Awards, restrictions applicable to Awards of Restricted Units and/or Phantom Restricted Units that lapse purely based on service shall lapse over a period of not less than three years (whether such lapse occurs ratably or otherwise, so long as such restrictions lapse not more than 50% in the first year), except upon a Termination due to death, “disability” or “retirement” (as such terms are defined in the applicable Award Agreement), or a change in control, unless (A) the grant of an Award (or acceleration of the lapse of restrictions applicable to an outstanding Award) is authorized by the Committee or the Board and (B) the cumulative number of Units subject to such Awards does not exceed 5% of the number of Units available for grant pursuant to Section 4(a) (as may be adjusted pursuant to Sections 4(b) and (c)); and provided that, where duly authorized by the Committee or the Board, continued vesting of Awards after a Termination in circumstances where such continued vesting is conditioned on compliance with (A) one or more restrictive covenants, and/or (B) a standard of conduct regarding appropriate consideration of risk set forth in the applicable Award Agreement, shall count towards satisfying the minimum vesting requirement of this Section 6(b)(i).

(ii) Transfer Restrictions. Subject to Section 7(c), Restricted Units and Phantom Restricted Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement. Any certificate issued in respect of Restricted Units with respect to which transfer restrictions remain in effect shall bear a legend describing the restrictions to which the Restricted Units are subject. Upon the lapse of the restrictions applicable to such Restricted Units, the holder thereof may surrender to the Partnership the certificate or certificates representing such Units and receive in exchange therefor a new certificate or certificates representing such Units free of the legend (or an electronic transfer of such Units to a designated brokerage account of such holder’s choosing) and a certificate or certificates representing the remainder of the Units, if any, with the legend.

(iii) Payment. Any Phantom Restricted Unit shall have a value equal to the Fair Market Value of a Unit. Phantom Restricted Units shall be paid in Units, other securities, cash or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(iv) Termination. Except as otherwise (A) provided in the applicable Award Agreement or (B) determined by the Committee at grant or (if no rights of the Participant are adversely affected) thereafter, subject to the terms of the Plan, upon a Participant’s Termination for any reason during the relevant restriction period, all Restricted Units and Phantom Restricted Units still subject to restriction will vest, continue to vest, be settled or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter (if no rights of the Participant are adversely affected).

(c) Other Unit-Based Awards. The Committee shall (subject to Section 3(b)) have authority to grant to Eligible Employees and/or Non-Management Directors an Other Unit-Based Award, which shall consist of any right (including, without limitation, Unit appreciation rights and performance Awards) which is (i) not an Award described in Section 5, 6(a) or 6(b), and (ii) an Award of Units or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Units (including, without limitation, securities convertible into Units), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and the applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Unit-Based Award.

SECTION 7. General Provisions Applicable to Awards.

(a) Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to or in tandem with such other Award or award may be granted either at the same time as or at a different time from the grant of such other Award or award.

(b) Forms of Payment by the Partnership Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement and the requirements of applicable law, payments or transfers to be made by the Partnership or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including cash, Units, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in accordance with Section 409A of the Code. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(c) Limits on Transfers of Awards. Except as otherwise provided by the Committee, no Award shall be transferable by a holder other than by will or the laws of descent and distribution.

(d) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee, to the extent not inconsistent with the terms of the Plan.

(e) Consideration for Grants. Awards may be granted for no cash consideration, for such nominal cash consideration as may be required by applicable law or for such greater amount as may be established by the Committee.

(f) Distributions and Distribution Equivalents. Subject to the terms of the Plan and compliance with Section 409A of the Code, the terms of any Award other than an Option (including a deferred Award) may provide, if so determined by the Committee in its sole discretion, for the payment of cash, Units or other property in respect of Unitholder distributions relating to the number of Units subject to such Award.

SECTION 8. Amendment and Termination.

(a) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without the approval of the limited partners of Holding (i) to increase the aggregate number of Units that may be issued under the Plan (except by operation of Section 4(c) or solely to reflect a reorganization, Unit split, merger, spinoff or similar transaction); (ii) change the maximum term of any Option; (iii) extend the period during which new Awards may be granted under the Plan; (iv) expand the types of Awards available under the Plan; (v) materially expand the class of officers, employees or directors eligible to participate in the Plan; (vi) alter Section 6(a)(iv) or any other language regarding re-pricing; or (vii) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Committee deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary or advisable so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of such Participant, holder or beneficiary.

SECTION 9. Miscellaneous.

(a) No Rights to Awards. No Eligible Employee, Non-Management Director, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Employees, Non-Management Directors, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Unit Certificates. All certificates for Units or other securities of the Partnership or any Affiliate delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Units or other securities are then listed, and any applicable federal, state or foreign laws or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Withholding. A Participant may be required to pay to the Partnership or any Affiliate, and the Partnership or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Units, other securities, other Awards or other property) of any applicable withholding taxes in respect of any Award, its exercise, or any payment or transfer under such Award or the Plan and to take such other actions as may be necessary in the opinion of the Partnership to satisfy all obligations for the payment of such taxes.

(d) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be made available to the Participant (whether electronically or otherwise) and shall specify the terms and conditions of such Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability, retirement or other termination of service of a Participant.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Partnership or any Affiliate from adopting or continuing in effect other compensation arrangements, including without limitation any such arrangements that provide for the grant of options, restricted Units, phantom restricted Units and other types of awards provided for hereunder (subject to approval of the limited partners of the Partnership if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment or Retention as Director. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Partnership or any Affiliate, or to be retained as a Non-Management Director. Further, the Partnership or an Affiliate may at any time dismiss a Participant from service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or any other agreement between the Partnership or any Affiliate and the Participant.

(g) No Rights as Unitholder. Subject to the provisions of the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a Unitholder with respect to any Units to be distributed under the Plan until he or she has become the holder of such Units.

(h) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of New York.

(i) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or such Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and such Award Agreement shall remain in full force and effect.

(j) Additional Powers. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation or entitle the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Partnership by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to such Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Partnership, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(k) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Partnership or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Partnership or such Affiliate.

(l) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated.

(m) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of July 1, 2010 subject to approval by the limited partners of Holding and shall have a term of 10 years.

(b) Expiration Date. No Award shall be granted under the Plan after June 30, 2020. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

SECTION 11. Section 409A of the Code.

(a) Although none of the Committee, the Partnership, Holding, any of their affiliates or any of their agents make any guarantee with respect to the Plan or Awards granted hereunder and shall not be responsible in any event with regard to compliance with Section 409A of the Code, the Plan and the Awards granted hereunder are intended to be exempt from Section 409A of the Code or otherwise comply with the requirements of Section 409A of the Code, and the Plan and the applicable Award Agreements shall be limited, construed and interpreted in accordance with the foregoing. None of the Committee, the Partnership, Holding, any of their affiliates or any of their agents shall have any liability to any Participant or beneficiary as a result of any tax, interest, penalty or other payment required to be paid or due pursuant to, or because of a violation of, Section 409A of the Code.

(b) With regard to any distribution or payment with respect to an Award that is considered “nonqualified deferred compensation” under Section 409A of the Code, a Termination shall not be deemed to have occurred unless such Termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of such distribution or payment, references to a “Termination,” “Termination of Employment,” “Termination of Directorship” or like terms in the applicable Award Agreement or the Plan shall mean “separation from service.” If the Participant is deemed on the date of Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any distribution or payment that is considered “nonqualified deferred compensation” under Section 409A of the Code payable on account of a “separation from service,” such distribution or payment shall be paid or provided on the date (the “Payment Date”) which is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service,” and (ii) the date of the Participant’s death. On the Payment Date, all distributions and payments delayed pursuant to this Section 11(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or provided to the Participant in a lump sum, and any remaining distributions and payments due under the Plan shall be paid or provided in accordance with the normal payment dates specified in the applicable Award Agreement or the Plan.